                                                                     EXHIBIT 4-N



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                              CREDIT AGREEMENT

                       DATED AS OF SEPTEMBER 30, 1998

                                    AMONG


                            TRUSERV CORPORATION,


                       VARIOUS FINANCIAL INSTITUTIONS,

                                     AND

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                  AS AGENT



                  ARRANGED BY BANCAMERICA SECURITIES, INC.






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                              TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS
Section                                                                     Page
-------                                                                     ----
     1.1  Certain Defined Terms...........................................   1
     1.2  Other Interpretive Provisions...................................  15
     1.3  Accounting Principles...........................................  16


                                   ARTICLE II

                                  THE CREDITS

     2.1  Amounts and Terms of Commitments................................  16
     2.2  Loan Accounts...................................................  17
     2.3  Procedure for Borrowing.........................................  17
     2.4  Conversion and Continuation Elections...........................  18
     2.5  Voluntary Termination or Reduction of Commitments...............  19
     2.6  Optional Prepayments............................................  20
     2.7  Repayment.......................................................  20
     2.8  Interest........................................................  20
     2.9  Fees............................................................  21
          (a)  Certain Fees...............................................  21
          (b)  Commitment Fees............................................  21
     2.10 Computation of Fees and Interest................................  21
     2.11 Payments by the Company.........................................  22
     2.12 Payments by the Lenders to the Agent............................  23
     2.13 Sharing of Payments, Etc........................................  23
     2.14 Optional Increase in Commitments................................  24

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1  Taxes...........................................................  25
     3.2  Illegality......................................................  26
     3.3  Increased Costs and Reduction of Return.........................  27
     3.4  Funding Losses..................................................  28
     3.5  Inability to Determine Rates....................................  28
     3.6  Reserves on Offshore Rate Loans.................................  29
     3.7  Certificates of Lenders.........................................  29
     3.8  Substitution of Lenders.........................................  29
     3.9  Survival........................................................  30


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

                                   ARTICLE IV

                              CONDITIONS PRECEDENT


Section                                                                     Page
-------                                                                     ----
     4.1  Conditions to Initial Loans.....................................  30
          (a) Credit Agreement and Notes..................................  30
          (b) Resolutions; Incumbency; Certificate of
               Incorporation; By-Laws.....................................  30
          (c) Good Standing...............................................  30
          (d) Legal Opinion...............................................  30
          (e) Payment of Fees.............................................  31
          (f) Certificate.................................................  31
          (g) Other Documents.............................................  31
     4.2  Conditions to All Loans.........................................  31
          (a) Notice......................................................  31
          (b) Continuation of Representations and Warranties..............  31
          (c) No Existing Default.........................................  31

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1  Organization; Subsidiary Preferred Stock........................  32
     5.2  Financial Statements............................................  32
     5.3  Actions Pending.................................................  33
     5.4  Outstanding Debt................................................  33
     5.5  Title to Properties.............................................  33
     5.6  Taxes...........................................................  33
     5.7  Conflicting Agreements and Other Matters........................  34
     5.8  Use of Proceeds.................................................  34
     5.9  ERISA...........................................................  34
     5.10 Governmental Consent............................................  35
     5.11 Environmental Compliance........................................  35
     5.12 Disclosure......................................................  35
     5.13 Hostile Tender Offers...........................................  36
     5.14 Priority of Obligations.........................................  36
     5.15 Year 2000 Problem...............................................  36

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

     6.1  Financial Statements............................................  36
     6.2  Certificates; Other Information.................................  37
     6.3  Notices.........................................................  38
     6.4  Preservation of Corporate Existence, Etc........................  39
     6.5  Maintenance of Property.........................................  39
     6.6  Insurance.......................................................  39
     6.7  Payment of Obligations..........................................  40


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

Section                                                                     Page
-------                                                                     ----
     6.8  Compliance with Laws............................................  40
     6.9  Compliance with ERISA...........................................  40
     6.10 Inspection of Property and Books and Records....................  40
     6.11 Environmental Laws..............................................  41
     6.12 Use of Proceeds.................................................  41
     6.13 Covenant to Secure Obligations Equally..........................  41
     6.14 Cooperative Status..............................................  41

                                  ARTICLE VII

                               NEGATIVE COVENANTS


     7.1  Fixed Charge Coverage Ratio.....................................  42
     7.2  Lien Restrictions...............................................  42
     7.3  Debt Restrictions...............................................  43
     7.4  Sale of Assets..................................................  43
     7.5  Merger..........................................................  44
     7.6  Restrictions on Transactions with Affiliates and Stockholders...  44
     7.7  Issuance of Stock by Subsidiaries...............................  44
     7.8  Compliance with ERISA...........................................  44
     7.9  No Change in Subordination Terms, etc...........................  45
     7.10 Nature of Business..............................................  45
     7.11 Restricted Investments..........................................  45
     7.12 Restricted Payments.............................................  46
     7.13 Use of Proceeds.................................................  46
     7.14 Minimum Asset Coverage..........................................  47

                                  ARTICLE VIII

                               EVENTS OF DEFAULT


     8.1  Event of Default................................................  47
     8.2  Remedies........................................................  50
     8.3  Rights Not Exclusive............................................  50

                                   ARTICLE IX

                                   THE AGENT


     9.1  Appointment and Authorization; "Agent"..........................  50
     9.2  Delegation of Duties............................................  51
     9.3  Liability of Agent..............................................  51
     9.4  Reliance by Agent...............................................  51
     9.5  Notice of Default...............................................  52
     9.6  Credit Decision.................................................  52
     9.7  Indemnification of Agent........................................  53
     9.8  Agent in Individual Capacity....................................  53
     9.9  Successor Agent.................................................  54

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

Section                                                                     Page
-------                                                                     ----
     9.10  Withholding Tax................................................  54
     9.11  Co-Agents......................................................  56

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Amendments and Waivers.........................................  56
     10.2  Notices........................................................  57
     10.3  No Waiver; Cumulative Remedies.................................  58
     10.4  Costs and Expenses.............................................  58
     10.5  Company Indemnification........................................  59
     10.6  Payments Set Aside.............................................  59
     10.7  Successors and Assigns.........................................  59
     10.8  Assignments, Participations, etc...............................  60
     10.9  Confidentiality................................................  61
     10.10  Set-off.......................................................  62
     10.11  Automatic Debits of Fees......................................  62
     10.12  Notification of Addresses, Lending Offices, Etc...............  62
     10.13  Counterparts..................................................  63
     10.14  Severability..................................................  63
     10.15  No Third Parties Benefited....................................  63
     10.16  Governing Law and Jurisdiction................................  63
     10.17  Waiver of Jury Trial..........................................  63
     10.18  Entire Agreement..............................................  64

                                   SCHEDULES

     Schedule 2.1   Commitments and Pro Rata Shares
     Schedule 5.7   Restrictive Agreements
     Schedule 7.2   Liens
     Schedule 7.11  Investments
     Schedule 10.2  Offshore and Domestic Lending Offices; Addresses for Notices

                                    EXHIBITS

     Exhibit A    Form of Notice of Borrowing
     Exhibit B    Form of Notice of Conversion/Continuation
     Exhibit C    Form of Compliance Certificate
     Exhibit D    Form of Legal Opinion of Counsel to the Company
     Exhibit E    Form of Assignment and Acceptance
     Exhibit F    Form of Note
     Exhibit G    Form of Subordinated Note
     Exhibit H    Form of Request for Increase

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



                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of September 30, 1998, among TRUSERV CORPORATION, a Delaware corporation (the "Company"), various financial institutions (together with their respective successors and assigns, collectively the "Lenders"; individually each a "Lender"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent.

     WHEREAS, the Lenders have agreed to make available to the Company a revolving credit facility on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

     1.1 Certain Defined Terms. The following terms have the following meanings:

          Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          Agent means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 9.9.

          Agent-Related Persons means the Agent and any successor thereto in such capacity hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          Agent's Payment Office means the address for payments to the Agent set forth on Schedule 10.2 or such other address as the Agent may from time to time specify in accordance with Section 10.2.

     Agreement means this Credit Agreement.

     Arranger means BancAmerica Securities, Inc.

     Assignee - see subsection 10.8(a).

          Attorney Costs means and includes all fees and charges of any law firm or other external counsel, and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

          Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

          Bankruptcy Law - see subsection 8.1(h).

          Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          Base Rate Loan means a Loan that bears interest based on the Base
     Rate.

          BofA means Bank of America National Trust and Savings Association, a national banking association.

          Borrowing means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by one or more Lenders under Article II and, in the case of Offshore Rate Loans, having the same Interest Period.

          Borrowing Date means any date on which a Borrowing occurs under
     Section 2.3.

          Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, with respect to disbursements and payments relating to Offshore Rate Loans, a day on which dealings are carried on in the offshore Dollar interbank market.


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




          Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          Capitalized Lease Obligation means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense).

          Closing Date means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Lenders (or, in the case of subsection 4.1(e), waived by the Person entitled to receive the applicable payment).

          Code means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

          Commitment - see Section 2.1.

          Company - see the Preamble.

          Compliance Certificate means a certificate substantially in the form of Exhibit C.

          Consolidated Capitalization means, as of the time of any determination, the sum of (i) Consolidated Net Worth and (ii) Funded Debt.

          Consolidated Net Earnings means with respect to any period:

          (i) consolidated gross revenues of the Company and its Subsidiaries, minus

          (ii) all operating and non-operating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues:

               (a) any extraordinary gains or losses (net of expenses and taxes applicable thereto) resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets);


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


               (b) any gains resulting from the appraised write-up of assets;

               (c) any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary;

               (d) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition; or

               (e) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

     all determined in accordance with GAAP.

          Consolidated Net Worth means, as of any date of determination, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, all determined in accordance with GAAP.

          Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          Conversion/Continuation Date means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type or (b) continues Offshore Rate Loans having an Interest Period expiring on such date for a new Interest Period.

          Debt means Short Term Debt and Funded Debt.

          Dollars, dollars and $ each mean lawful money of the United States.

          Effective Date means the date on which the Agent has received counterparts of this Agreement executed by the parties hereto.

          Eligible Assignee means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least

     $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

          Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          ERISA means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

          ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          Event of Default - see Section 8.1.

          Exchange Act means the Securities Exchange Act of 1934 and regulations promulgated thereunder.

          Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          Fee Letter - see subsection 2.9(a).

          Fixed Charge Coverage Ratio means, for any quarter, the ratio of

          (a) the sum of (i) Consolidated Net Earnings, (ii) operating lease expense, and (iii) interest expense,

     to

          (b) the sum of (i) operating lease expense and (ii) interest expense;

     each determined for the Company and its Subsidiaries on a consolidated basis.

          FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          Funded Debt means and includes, (i) any obligation payable more than one year from the date of creation thereof which under GAAP is shown on a balance sheet as a liability (including Capitalized Lease Obligations and notes payable to Members but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation); (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any lien on property owned by the Company or any Subsidiary; and (iii) Guarantees (excluding Guarantees of loans made to Members in an amount not exceeding $20,000,000).

          Further Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.

          GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          Guarantee means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (other than for collection of deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          Hostile Tender Offer means, with respect to the use of proceeds of any Loan, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the borrowing request for such Loan.

          Indebtedness means, with respect to any Person, without duplication,
     (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

          Indemnified Liabilities - see Section 10.5.

          Indemnified Person - see Section 10.5.

          Independent Auditor - see subsection 6.1(a).

          Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          Interest Payment Date means, (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, if any such Interest Period exceeds three months, the date that falls three months after the first day of such Interest Period and (ii) as to any Base Rate Loan, the last Business Day of each calendar quarter.

          Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond the scheduled Termination Date.

          Investments means any loan or advance to, or ownership, purchase or acquisition of any security (including stock) or obligations of, or any other interest in, or any capital contribution made to, any Person.

          IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          Lender - see the Preamble.

          Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

          Lien means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          Loan means a loan by a Lender to the Company under Section 2.1, which may be an Offshore Rate Loan or a Base Rate Loan (each a "type" of Loan).

          Loan Documents means this Agreement, any Note, the Fee Letter and all other documents delivered to the Agent or any Lender in connection herewith.

          Long-Term Credit Agreement means the Credit Agreement dated as of July 1, 1997 among the Company, various financial institutions and BofA, as Agent.

          Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

          Member means any Person which is a member of the Company.

          Minimum Tranche means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.4, (a) in the case of Base Rate Loans, $1,000,000 or a higher integral multiple thereof and (b) in the case of Offshore Rate Loans, $5,000,000 or a higher integral multiple of $1,000,000.

          Multiemployer Plan means any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

          Notice of Borrowing means a notice in substantially the form of Exhibit A.

          Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

          Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

          Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Agent as the average (rounded upwards, if necessary, to the nearest 0.01%) of the rates at which deposits in Dollars in the approximate amount of the Offshore Rate Loan of each Reference Lender for such Interest Period would be offered by such Reference Lender to major banks in the offshore interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

          Offshore Rate Loan means a Loan that bears interest based on the Offshore Rate.

          Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          Other Taxes means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

          Participant - see subsection 10.8(c).

          PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

          Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          Plan shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          Preferred Stock, as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

          Pro Rata Share means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders (or, after the Commitments have terminated, of the amount of such Lender's Loans divided by the amount of all outstanding Loans).

          Prudential Agreement means the Private Shelf Agreement dated as of December 29, 1995 between the Company and The Prudential Insurance Company of America and certain of its Affiliates.

          Reference Lender means each of BofA, Bank of Montreal and PNC Bank, National Association.

          Replacement Lender - see Section 3.8.

          Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          Required Lenders means Lenders having Pro Rata Shares of 66-2/3% or more.

          Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          Responsible Officer means the chief executive officer, chief operating officer, chief financial officer, treasurer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          Restricted Investment shall mean any Investment other than those expressly permitted by clauses (a) through (f) of Section 7.11.

          Restricted Payment - see Section 7.12.

          SEC means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

          Secured Funded Debt means Funded Debt which is secured by any Lien.

          Senior Funded Debt means Funded Debt of the Company which is not Subordinated Debt.

          Short Term Debt means, as of any date of determination with respect to any Person, (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guarantees by such Person of Short Term Debt of Persons other than Members.

          Subordinated Debt shall mean any Indebtedness of the Company which contains terms of subordination identical to or, in the reasonable determination of the Agent no less favorable to the Lenders than, the terms of subordination set forth in Exhibit G hereto and, which by virtue of such language and any necessary action of the Board of Directors of the Company, is subordinated to the Obligations.


          Subsidiary means any corporation all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries. Notwithstanding the foregoing, for purposes of calculating the financial covenants, each of Cotter Canada Hardware and Variety Cooperative, Inc. will be deemed a Subsidiary of the Company if, in accordance with GAAP, it is consolidated in the financial statements of the Company required to be delivered pursuant to clauses (a) and (b) of
     Section 6.1 hereof.

          Substantial Stockholder means (i) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating five percent (5%) or more of such voting power or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this definition.

          Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

          Termination Date means the earlier to occur of:

               (a) September 29, 1999; and

               (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          Type has the meaning specified in the definition of "Loan."

          Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          United States and U.S. each means the United States of America.

          Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          Year 2000 Problem means the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     1.2  Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

     1.3  Accounting Principles.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article VII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                  ARTICLE II

                                 THE CREDITS

     2.1 Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein, to make Loans to the Company from time to time on any Business

Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on
Schedule 2.1 (such amount, as the same may be reduced under Section 2.5 or as a result of one or more assignments under Section 10.8, such Lender's "Commitment"); provided that the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

     2.2 Loan Accounts. (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be rebuttably presumptive evidence of the amount of the Loans made by the Lenders to the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

     (b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be rebuttably presumptive evidence; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

     2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to (i) 9:00 a.m. (Chicago time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) 11:00 a.m. (Chicago time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

               (A) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

               (B)  the requested Borrowing Date, which shall be a Business
          Day;

               (C)  the Type of Loans comprising such Borrowing; and

               (D) in the case of Offshore Rate Loans, the duration of the initial Interest Period therefor.

     (b) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by noon (Chicago time) on the Borrowing Date requested by the Company and in immediately available funds. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

     (c) After giving effect to any Borrowing, unless the Agent otherwise consents, there may not be more than ten different Interest Periods in effect for all Borrowings.

     2.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

          (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an aggregate amount not less than the Minimum Tranche) into Loans of the other Type; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche) as Offshore Rate Loans for a new Interest Period;

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof, to be less than the Minimum Tranche, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

     (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than (i) 10:00 a.m. (Chicago time) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii)

11:00 a.m. (Chicago time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (A)  the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Loans to be converted or continued;

               (C) the Type of Loans resulting from the proposed conversion or continuation; and

               (D) in the case of conversions into or continuations of Offshore Rate Loans, the duration of the requested Interest Period.

     (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

     (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably among the Lenders according to their respective Pro Rata Shares.

     (e) Unless the Required Lenders otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

     (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect for all Loans.

     2.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000; unless, after giving effect thereto and to any payments or prepayments of Loans made on the effective date thereof, the aggregate principal amount of all Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro

Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination.

     2.6 Optional Prepayments. (a) Subject to Section 3.4, the Company may, from time to time, upon irrevocable notice to the Agent not later than 11:00 a.m. (Chicago time) on any Business Day, ratably prepay Loans in whole or in part, in minimum amounts of not less than the Minimum Tranche. The Company shall deliver a notice of prepayment in accordance with Section 10.2 to be received by the Agent not later than (i) 11:00 a.m. (Chicago time) three Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans, and (ii) 10:00 a.m. (Chicago time) on the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's ratable share of such prepayment (based on its Pro Rata Share). If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Loans, accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

     2.7   Repayment.  The Company shall repay all Loans on the Termination
Date.

     2.8 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) at all times such Loan is a Base Rate Loan, the Base Rate as in effect from time to time and (ii) at all times such Loan is an Offshore Rate Loan, the sum of the Offshore Rate for the applicable Interest Period plus 0.5%.

     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of Offshore Rate Loans under Section 2.4 and prepayment of Offshore Rate Loans under Section 2.6, in each case for the portion of the Loans so prepaid. During the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

     (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists, the Company shall pay interest

(after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate) plus 2%. All such interest shall be payable on demand.

     (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

     2.9  Fees.

          (a) Certain Fees. The Company shall pay certain fees to the Agent and the Arranger for their own respective accounts at the times and in the amounts required by the letter agreement (the "Fee Letter") among the Company, the Agent and the Arranger dated July 21, 1998.

          (b) Commitment Fees. The Company shall pay to the Agent for the account of each Lender a commitment fee in such Lender's Pro Rata Share of the unused amount of the combined Commitments, as calculated by the Agent on a quarterly basis in arrears on the last day of each calendar quarter and on the Termination Date, at a rate per annum equal to 0.15%. Such commitment fees shall accrue from the Effective Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date. The commitment fees shall accrue at all times after the Effective Date, including at any time during which one or more conditions in Article IV are not met.

     2.10 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate. Each Reference Lender agrees to deliver to the Agent timely information for the purpose of determining the Offshore Rate. If any one of the Reference Lenders shall fail to furnish such information to the Agent for any such interest rate, the Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lender or Reference Lenders.

     2.11 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds. Such payments shall be made no later than 11:00 a.m. (Chicago time) on the date specified herein, and any payment received by the Agent later than such time shall be deemed to have been received on the following Business Day (and any applicable interest or fee shall continue to accrue). The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received.

        (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of an Offshore Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.12 Payments by the Lenders to the Agent. (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of a Borrowing that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

     (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment or other recovery
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan or any other amount payable hereunder in excess of its Pro Rata Share of payments and other recoveries received by all Lenders (excluding any payment under Article III, any payment resulting from an assignment by a Lender and any payment made to give effect to a non-pro-rata increase in the Commitments as described in the last sentence of Section 2.14) such Lender shall immediately (i) notify the Agent of such fact and (ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them; provided that if all or any portion of such excess payment or other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (A) the amount of such paying Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

     2.14 Optional Increase in Commitments. The Company may at any time, by means of a letter to the Agent substantially in the form of Exhibit H, request that the combined Commitments be increased by (a) increasing the Commitment of one or more Lenders which have agreed to such increase and/or (b) adding an Eligible Assignee as a party hereto with a Commitment in an amount agreed to by such Eligible Assignee; provided that (i) no Eligible Assignee shall be added as a party hereto without the written consent of the Agent (which shall not be unreasonably withheld) and (ii) in no event shall the aggregate amount of the combined Commitments exceed $120,000,000 without the written consent of all Lenders. Any increase in the combined Commitments pursuant to this Section
2.14 shall effective three Business Days after the date on which the Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit H (in the case of an increase in the Commitment of an existing Lender) or assumption letter in the form of Annex 2 to Exhibit H (in the case of the addition of an Eligible Assignee as a new Lender) or on such other date as is agreed among the Company, the Agent and the increasing or new Lender. The Agent shall promptly notify the Company and the Lenders of any increase in the amount of the combined Commitments pursuant to this Section 2.14 and of the Commitment and Pro Rata Share of each Lender after giving effect thereto. The Company acknowledges that, in order to maintain Loans in accordance with each Lender's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata increase in the combined Commitments may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 3.4).

                                 ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1 Taxes. (a) Any and all payments by the Company to each Lender and each Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (ii) the Company shall make such deductions and withholdings;

          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) the Company shall also pay to the Agent for the account of any applicable Lender or the Agent, at the time interest is paid, all additional amounts which such Lender or the Agent specifies as necessary to preserve the after-tax yield such Lender or Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender or the Agent specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Company receives written demand therefor from such Lender or the Agent.

          (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender and the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

          (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender or the Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or other relevant office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the good faith judgment of such Lender or the Agent is not otherwise disadvantageous to such Lender or the Agent.

     3.2 Illegality. (a) If any Lender determines that the introduction of any applicable Requirement of Law, or any change in any applicable Requirement of Law, or in the interpretation or administration of any applicable Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loan of such Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof or, if earlier, on the date on which such Lender may no longer lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

     (d) Before giving any notice to the Agent or demand upon the Company under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith judgment of the Lender, be illegal in any respect or otherwise disadvantageous to the Lender.

     3.3 Increased Costs and Reduction of Return. (a) If after the date hereof any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If after the date hereof any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     (c) Notwithstanding the foregoing subsections 3.3(a) and (b), if any Lender fails to notify the Company of any event which will entitle such Lender to compensation pursuant to this

Section 3.3 within 180 days after such Lender obtains knowledge of such event, then such Lender shall not be entitled to any compensation from the Company for any such increased cost or reduction of return arising prior to the date which is 180 days before the date on which such Lender notifies the Company of such event.

     3.4 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Company to make any prepayment of a Loan in accordance with any notice delivered under Section 2.6;

          (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or reasonable expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate used in determining the interest rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or any Lender determines that the Offshore Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the applicable Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     3.6 Reserves on Offshore Rate Loans. The Company shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of the amount of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.8 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.1 or
3.3 or a notice pursuant to Section 3.2 (which claim or notice results from circumstances applicable to such Lender and not Lenders generally) the Company may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     3.9  Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

     4.1 Conditions to Initial Loans. The obligation of each Lender to make its initial Loan is, in addition to the conditions precedent set forth in
Section 4.2, subject to the conditions that the Agent shall have received all of the following, in form and substance satisfactory to the Agent and each Lender, and (except in the case of clause (e)) in sufficient copies for each
Lender:

        (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto.

        (b) Resolutions; Incumbency; Certificate of Incorporation; By-Laws.

          (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of a recent date by the Secretary or an Assistant Secretary of the Company;

          (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver this Agreement and all other Loan Documents to be delivered by it hereunder; and

          (iii) copies of the certificate of incorporation and by-laws of the Company, certified by the Secretary or an Assistant Secretary of the Company.

        (c) Good Standing. A copy of a good standing certificate as of a recent date for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation.

        (d) Legal Opinion. An opinion of counsel to the Company, substantially in the form of Exhibit D.

        (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and reasonable expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent), including any such costs, fees and reasonable expenses arising under or referenced in Sections 2.9 and 10.4.

        (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

          (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

          (ii) no Event of Default or Unmatured Event of Default exists or would result from the initial Loan; and

          (iii) since December 31, 1997, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may request.

     4.2 Conditions to All Loans. The obligation of each Lender to make any Loan is subject to the satisfaction of the following conditions precedent on the date of such Loan:

          (a) Notice.  The Agent shall have received a Notice of Borrowing.

          (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of the date of such Loan with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

          (c) No Existing Default. No Event of Default or Unmatured Event of Default shall exist or shall result from such Loan.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of such notice or request and as of the date of the applicable Borrowing, the conditions in this Section 4.2 are satisfied.


                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Lender as follows:

     5.1 Organization; Subsidiary Preferred Stock. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. No Subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation.

     5.2 Financial Statements. (a) The audited consolidated balance sheet of the Company and its Subsidiaries dated December 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date; and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries dated July 4, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the period ended on that date

          (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject in the case of July 4, 1998 financial statements to ordinary, good faith year end audit adjustments;

          (ii) fairly present the financial condition of the Company and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

          (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and contingent obligations.

     (b) Since December 31, 1997, there has been no Material Adverse Effect.

     5.3 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

     5.4 Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by Section 7.3. There exists no default under the provisions of any instrument evidencing Debt of the Company or any of its Subsidiaries in an amount greater than $250,000 or of any agreement relating thereto.

     5.5 Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 5.2 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 7.2. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     5.6 Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes
(i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (ii) the non-payment of which (a) could not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole and (b) does not result in the creation of any Lien other than Liens permitted by Section 7.2.

     5.7 Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. None of the execution and delivery of this Agreement or any other Loan Document, the making of the Loans, or the fulfillment of or compliance with the terms and provisions hereof and of the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type that the Obligations constitute except as set forth in the agreements listed in Schedule 5.7 attached hereto (as such Schedule 5.7 may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by the Required Lenders).

     5.8 Use of Proceeds. None of the proceeds of any Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Lenders, on the date of borrowing of such Loan, an opinion of counsel satisfactory to the Lenders stating that the making of such Loan does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Loans to violate Regulation G, Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     5.9 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer
Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the making of Loans will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

     5.10 Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the making of the Loans is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the making of the Loans or the fulfillment of or compliance with the terms and provisions of the Loan Documents.

     5.11 Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to so comply could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement.

     5.12 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

     5.13 Hostile Tender Offers. None of the proceeds of any Loan will be used to finance a Hostile Tender Offer.

     5.14 Priority of Obligations. The Obligations constitute "Superior Indebtedness" as such term is defined in the Company's Promissory
(subordinated) Notes, the form of which is attached hereto as Exhibit G, and the Subordinated Debt is subordinated to the Obligations.

     5.15 Year 2000 Problem. The Company and its Subsidiaries (a) have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such review, program and inquiries, the Company reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect.


                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

     6.1 Financial Statements. The Company shall deliver to the Agent, in form and detail reasonably satisfactory to the Agent and the Required Lenders, with sufficient copies for each Lender:

          (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young or another nationally-recognized independent public accounting firm ("Independent Auditor") which report (x) shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

     6.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), (i) a Compliance Certificate executed by a Responsible Officer and (ii) a schedule of the daily and 30 day average amounts of accounts receivable and Debt outstanding during the fiscal quarter ending on the date as of which such financial statements were prepared, together the calculations necessary to demonstrate compliance with Sections 7.1, 7.3 and 7.14;

          (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

          (d) promptly, such information or documentation as the Agent, at the request of any Lender, may request from time to time regarding the efforts of the Company and its Subsidiaries to address the Year 2000 Problem; and

          (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time request.

     6.3 Notices. The Company shall promptly notify the Agent and each Lender promptly after a Responsible Officer obtains knowledge of:

          (a) the occurrence of any Event of Default or Unmatured Event of Default;

          (b) any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Law;

          (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event; provided that the Company shall notify the Agent and each Lender not less than ten days before the occurrence of any event described in clause (ii) below), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

          (i)  an ERISA Event;

          (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

          (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;

          (iv) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

          (v) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

          (d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

     6.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) in connection with transactions permitted by Section 7.6 and sales of assets permitted by
Section 7.5 and (ii) to the extent the non-preservation or non-maintenance thereof could not reasonably be expected to have a Material Adverse Effect;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.5 Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.6 Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily maintained by the Company in accordance with its practices, policies and procedures prior to the Closing Date. Together with each delivery of financial statements under subsection 6.1(a), the Company will, upon the request of any Lender, deliver a certificate of a Responsible Officer specifying the details of such insurance in effect.

     6.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

          (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.8 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.10 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the reasonable expense of the Company at any time during normal business hours without advance notice.

     6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

     6.12 Use of Proceeds. The Company shall use the proceeds of the Loans to repay Debt and for working capital and other general corporate purposes not in contravention of any applicable Requirement of Law or of any Loan Document.

     6.13 Covenant to Secure Obligations Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 10.1), it will make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     6.14 Cooperative Status. The Company covenants that it will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code; provided, however, in the event that the Code or other applicable law is modified after the date hereof and as a result of such modification the Company is unable to satisfy its obligations under this Section, then the Required Lenders and the Company shall agree, or in good faith negotiate to agree, to amend the covenants contained in this Agreement so that the application of such covenants (following such modification of the Code or other applicable law and the effect thereof on the Company) will be substantially the same as prior thereto.


                                 ARTICLE VII

                             NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

     7.1 Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00, in each case determined at the end of each fiscal quarter for the four consecutive fiscal quarter period then ending.

     7.2 Lien Restrictions. The Company will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of Section 6.13), except:

          (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

          (b) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit,

          (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary, (di Liens in existence on the Closing Date and described on Schedule 7.2,

          (e) Liens in respect of capital leases entered into in connection with, or any Lien arising in connection with, the acquisition of property, after the date hereof and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 100% of the lesser of
     (i) the fair market value of the property acquired at the time of acquisition thereof and (ii) the total purchase price of the property so acquired, and

          (f) other Liens (including Liens arising under capital leases), in addition to the Liens permitted by clauses (a) through (d) above, securing Indebtedness of the Company or any Subsidiary (other than Indebtedness that constitutes Subordinated Debt); provided, however, that (i) such Indebtedness is permitted by the provisions of Section 7.3 and (ii) the aggregate outstanding principal amount of all such Indebtedness does not at any time exceed an amount equal to ten percent (10%) of the consolidated total assets of the Company.

     7.3 Debt Restrictions. The Company will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except:

          (a) Subordinated Debt,

          (b) Senior Funded Debt, and

          (c) Short Term Debt of the Company;

     provided that the ratio of (x) the sum of (i) the aggregate amount of all Senior Funded Debt plus (ii) an amount equal to the lowest daily average amount of Short Term Debt outstanding for any period of 30 consecutive days during the 12 month-period ending on the last day of the most recently-completed month to (y) the sum of Consolidated Capitalization plus the amount determined pursuant to clause (x)(ii) above shall not at any time exceed the ratio set forth below during any period set forth below:

                                                 Specified
               Period                            Percentage
               ---------                         ----------
               Closing Date through
                 12/31/98                           60%
               1/1/99 through 10/2/99               55%
               10/3/99 and thereafter               50%.


     For purposes of this Section 7.3, Debt represented by loans under, or arising under the bankers' acceptances accepted under, the Long-Term Credit Agreement shall be considered Short Term Debt.

     7.4 Sale of Assets. The Company will not and will not permit any Subsidiary to sell, lease or transfer or otherwise dispose of any assets of the Company or any Subsidiary other than in the ordinary course of business (which shall be deemed to include the planned sale of up to ten distribution facilities); provided that the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of assets outside the ordinary course of business so long as the aggregate amount of all assets sold, leased, transferred or otherwise disposed of outside the ordinary course of business during the most recent 36-month rolling period when added together, without duplication, with
(a) any shares of stock or Debt of any Subsidiary sold or otherwise disposed of, or with respect to which the Company or any Subsidiary has parted control of, except to the Company or another Subsidiary, during such period and (b) any assets then proposed to be sold outside of the ordinary course of business do not constitute more than 10% of the consolidated total assets of the Company as of the end of the most recent fiscal quarter for which the Company has delivered financial statements pursuant to Section 6.1.

     7.5 Merger. The Company will not and will not permit any Subsidiary to merge or consolidate with any other Person, except that Subsidiaries may be merged into the Company or any other Subsidiary and the Company may merge with another Person, provided that the Company is the surviving corporation and no Event of Default or Unmatured Event of Default shall exist either immediately before or after such merger.

     7.6 Restrictions on Transactions with Affiliates and Stockholders. The Company will not and will not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of the Company) to, or otherwise deal with
(i) any Affiliate or Substantial Stockholder, or (ii) any corporation in which an Affiliate, Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding voting stock, except that (a) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith (b) the Company and its Subsidiaries may perform or engage in any of the foregoing in the ordinary course of business upon terms no less favorable to the Company or such Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed and (c) the Company may sell to or purchase from any such Person shares of the Company's stock subject to the provisions of Section 7.11.

     7.7 Issuance of Stock by Subsidiaries. The Company will not permit any Subsidiary to (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary; provided, however, Cotter Canada Hardware may issue and sell shares of its stock in the ordinary course of business consistent with its practices as of April 13, 1992.

     7.8 Compliance with ERISA. The Company will not and will not permit any Subsidiary to engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     7.9 No Change in Subordination Terms, etc. The Company will not and will not permit any Subsidiary to amend, alter or otherwise change any provision of any of the subordinated promissory notes now or hereafter issued by the Company or take any other action (or refrain from taking an action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such subordinated promissory notes or the rights of the Agent and the Lenders arising as a result thereof.

     7.10 Nature of Business. The Company will not and will not permit any Subsidiary to engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than in the ordinary course of business in accordance with its practices as of the Closing Date; or purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business except for purchases and sales of store locations in the ordinary course of business which in the aggregate for the Company and its Subsidiaries taken as a whole do not exceed $10,000,000 during any rolling consecutive five year period.

     7.11 Restricted Investments. The Company will not and will not permit any Subsidiary to make or permit a Subsidiary to make any Investment except the Company and any Subsidiary may:

          (a) make or permit to remain outstanding loans or advances to any Subsidiary,

          (b) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

          (c) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

          (d) own, purchase or acquire prime commercial paper, bankers' acceptances and certificates of deposit in United States and Canadian commercial banks (having combined capital and surplus of not less than U.S. $100,000,000) and repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the government of the United States or any agency thereof, and obligations guaranteed by the government of the United States,

          (e) make or permit to remain outstanding travel and other similar advances to officers and employees in the ordinary course of business,

          (f) permit to remain outstanding Investments existing on the Closing Date and described on Schedule 7.11, and

          (g)  to the extent applicable, make Investments permitted under
     Section 7.12 below.

     7.12 Restricted Payments. The Company will not and will not permit any Subsidiary to pay or declare cash dividends, cash patronage dividends or dividends on any class of its stock (other than dividends in kind) or redeem, purchase or otherwise acquire, or make any redemptions, purchase, or other acquisition of any of its stock or apply miscellaneous deductions in lieu of patronage dividends, or make or permit any Subsidiary to make any Restricted Investment (each a "Restricted Payment"), except to the extent that the aggregate amount of all such Restricted Payments made after December 28, 1996 shall not exceed an amount equal to the sum of (i) $25,000,000 plus (ii) 100% (or minus 100% in the case of a deficit) of Consolidated Net Earnings for the period (taken as one accounting period) commencing on December 29, 1996 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

     7.13 Use of Proceeds. The Company shall not, and shall not permit any Subsidiary to, use any portion of the proceeds of any Loan, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.14 Minimum Asset Coverage. Not permit the ratio, as of the last day of any fiscal quarter, of (a) the daily average of all accounts receivable owed to the Company during the last 30 days of such fiscal quarter (the "Measurement Period") minus all Subordinated Debt payable to Members as of the last day of such fiscal quarter to (b) the daily average of all Debt (other than Subordinated Debt) outstanding during such Measurement Period to be less than the applicable ratio set forth in the table below:


               Quarter ended                     Ratio
               -------------                     -----
               10/3/98                          .60 to 1
               12/31/98, 4/3/99 and 7/3/99      .75 to 1
               10/2/99 and thereafter           .80 to 1.


     Notwithstanding the foregoing, the Company shall not be required to comply with this Section 7.14 as of the last day of any fiscal quarter after October 2, 1999 if no Event of Default or Unmatured Event of Default exists at any time during the period from the Closing Date through October 2, 1999 (including any Event of Default arising under this Section 7.14 or any other financial test set forth in this Section 7 as of October 2, 1999 notwithstanding the fact that the existence of such Event of Default may not be known until the Company delivers its financial statements for the quarter ending on such date).


                                ARTICLE VIII

                              EVENTS OF DEFAULT

     8.1 Event of Default. Any of the following events which occur and are continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall constitute an "Event of Default":

          (a) The Company defaults in the payment of any principal of any Loan when the same shall become due.

          (b) The Company defaults in the payment of any interest, fee or other amount payable hereunder or under any other Loan Document for more than three (3) days after the date due.

          (c) The Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000.

          (d) Any representation or warranty made by the Company herein or in any other Loan Document or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

          (e) The Company fails to perform or observe any agreement contained in Article VII.

          (f) The Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge of such failure.

          (g) The Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due.

          (h) Any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called a "Bankruptcy Law"), of any jurisdiction.

          (i) The Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction.

          (j) Any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

          (k) Any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days.

          (l) Any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

          (m) A final judgment in an amount in excess of $7,000,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged.

          (n) An Event of Default exists under the Prudential Agreement.

     8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Lenders, do any or all of the following:

          (a) declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligations shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (g), (h), (i) or (j) of Section 8.1, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, all without further act of the Agent or any Lender.

     8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                 ARTICLE IX

                                  THE AGENT

     9.1 Appointment and Authorization; "Agent". Each Lender hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     9.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if expressly required hereunder, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

     9.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder, in each case without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent.

     9.9 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders and the Company. If the Agent resigns under this Agreement, the Required Lenders (with, if no Event of Default and Unmatured Event of Default then exists, the consent of the Company, not to be unreasonably withheld) shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

          (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

     (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.


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


     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     9.11 Co-Agents. None of the Lenders identified on the signature pages of this Agreement or any related document as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                  ARTICLE X

                                MISCELLANEOUS

     10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

          (a) increase (except as provided in Section 2.14) or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);


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


          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) below) reduce any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Obligations which is required for the Lenders or any of them to take any action hereunder; or

          (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule
10.2 or (x) if directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties or
(y) if directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, certified mail, return receipt requested; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.


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


     (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.4  Costs and Expenses.  The Company shall:

     (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent within five Business Days after demand (subject to subsection 4.1(e)) for all reasonable costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agent with respect thereto; and

     (b) pay or reimburse the Agent and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans and other Obligations (including in connection with any "workout" or restructuring regarding the Loans and other Obligations, and including in any Insolvency Proceeding or appellate proceeding); provided that the Company shall not be obligated to pay or reimburse the Agent or any Lender in respect of any suit or proceeding in which the Company is adverse to the Agent or such Lender and final nonappealable judgment is rendered by a court of competent jurisdiction in favor of the Company on all counts.

     10.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.6 Payments Set Aside. To the extent that the Company makes a payment to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent or any Lender.

     10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

     10.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company (unless an Event of Default exists) and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder); provided that the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500.

     (b) From and after the date that the Agent notifies the assignor Lender that it has received and provided its consent (and received the consent of the Company, if applicable) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

     (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

     (d) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as toany Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

     10.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, or the Obligations have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     10.11 Automatic Debits of Fees. With respect to any non-use fee, arrangement fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent or BofA under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     10.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

     10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

     10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent, the Agent-Related Persons and the Indemnified Persons, and their respective permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

     10.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE COMPANY, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF
VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     10.17 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR

RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON OR INDEMNIFIED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   TRUSERV CORPORATION


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION, as Agent


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION, as a Lender


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------


                                   BANK OF MONTREAL


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                   PNC BANK, NATIONAL ASSOCIATION


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                   THE NORTHERN TRUST COMPANY


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                   UMB BANK, N.A.


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                   BANK HAPOALIM B.M.


                                   By:
                                      ----------------------------------------
                                   Title:
                                         -------------------------------------

                                SCHEDULE 2.1
                                ------------


                                 COMMITMENTS
                                 -----------
                             AND PRO RATA SHARES
                             -------------------

                                                             Pro Rata
                   Lender                     Commitment       Share
                   ------                     ----------     --------
Bank of America National Trust
 and Savings Association                     $ 20,000,000     20%

Bank of Montreal                             $ 15,000,000     15%

The First National Bank                      $ 15,000,000     15%
 of Chicago

PNC Bank, National                           $ 15,000,000     15%
 Association

The Northern Trust Company                   $ 10,000,000     10%

UMB Bank, N.A.                               $ 15,000,000     15%

Bank Hapoalim B.M.                           $ 10,000,000     10%

TOTAL                                        $100,000,000    100%

                                SCHEDULE 5.7


                           RESTRICTIVE AGREEMENTS


Amended and Restated Note Purchase and Private Shelf Agreement dated as of December 29, 1995 as amended through September 9, 1998 with The Prudential Insurance Company of America and the other entities from time to time party thereto.


Participation Agreement dated as of April 30, 1998 among MaryGreen, LLC, as Lessee, the Company, as Lessee Agent, Construction Agent and Guarantor, TruServ 1998 Trust, as Lessor Trust, Wilmington Trust Company, individually and as Owner Trustee under TruServ 1998 Trust, BMO Leasing (U.S.), Inc., as Agent Certificate Holder and Certificate Holder, Bank of Montreal, as Lender, and Bank of Montreal, as Administrative Agent and Arranger, and the documents related thereto.


Note Purchase Agreement dated September 10, 1998 for the Company's 6.85% Senior Notes due 2008.

                                SCHEDULE 10.2
                                -------------

                   OFFSHORE AND DOMESTIC LENDING OFFICES,
                   --------------------------------------
                            ADDRESSES FOR NOTICES
                            ---------------------


BANK OF AMERICA NATIONAL TRUST
------------------------------
 AND SAVINGS ASSOCIATION, as Agent
-----------------------------------

Bank of America National Trust
 and Savings Association
Agency Management Services #33499
231 South LaSalle Street
Chicago, Illinois  60697
Attention:  Senior Agency Officer
Telephone:  (312) 828-7933
Facsimile:  (312) 974-9102


BANK OF AMERICA NATIONAL TRUST
------------------------------
 AND SAVINGS ASSOCIATION, as a Lender
-------------------------------------

Domestic and Offshore Lending Office:
231 South LaSalle Street
Chicago, Illinois  60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
 and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697
Attention:       Brian Soeldner
Telephone:       (312) 828-2731
Facsimile:       (312) 974-0761


BANK OF MONTREAL
----------------

Domestic and Offshore Lending Office:

Bank of Montreal
115 South LaSalle Street
Chicago, Illinois  60603
Attention:  Sheila Weimer
Telephone:  (312) 750-6044
Facsimile:  (312) 750-3702

THE FIRST NATIONAL BANK OF CHICAGO
----------------------------------

Domestic and Offshore Lending Office:

The First National Bank of Chicago
One First National Plaza
Suite 0086
Chicago, Illinois  60670
Attention: Catherine Muszynski
Telephone: (312) 732-7634
Facsimile: (312) 732-1117

PNC BANK, NATIONAL ASSOCIATION
------------------------------

Domestic and Offshore Lending Office:

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
2nd Floor
Pittsburgh, PA 15222-2707
Telephone:  (412) 768-3807
Facsimile:  (412) 762-6484

with a copy to:

PNC Bank, National Association
One South Wacker Drive
Suite 2980
Chicago, Illinois  60606
Attention: Robert Krasnow
Telephone: (312) 338-5693
Facsimile: (312) 338-5620

THE NORTHERN TRUST COMPANY
--------------------------

Domestic and Offshore Lending Office:

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
Attention: Keith O'Donnell
Telephone:     (312) 444-3640
Facsimile:     (312) 444-5055

UMB BANK, N.A.
--------------

Domestic and Offshore Lending Office:

UMB Bank, N.A.
1010 Grand Blvd.
Kansas City, Missouri 64106

Attention:  Terry Dierks
Telephone:  (816)860-7101
Facsimile:  (816)860-7143

BANK HAPOALIM B.M.
------------------

Domestic and Offshore Lending Office:

Bank Hapoalim B.M.
225 North Michigan, Suite 900
Chicago, Illinois 60601

Attention:  Craig McGuire
Telephone:  (312) 228-6415
Facsimile:  (312) 228-6490


TRUSERV CORPORATION
-------------------

Address for Notices:

TruServ Corporation
8600 West Bryn Mawr
Chicago, Illinois  60631-3505

Attention:  Frank Hashimoto
Telephone:  (773) 695-5375
Facsimile:  (773) 695-6568

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of September 4, 1998 (this "Amendment") amends the Credit Agreement dated as of July 1, 1997 (the "Credit Agreement") among TRUSERV CORPORATION (the "Company"), various financial institutions (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company, the Lenders and the Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.6:

         1.1 Amendment to Funded Debt Definition. The definition of "Funded Debt" is amended by deleting the amount "$10,000,000" therein and substituting the amount "$20,000,000" therefor.

         1.2 Additional Reporting Requirement. Clause (b) of Section 6.2 is amended in its entirety to read as follows:

                  (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), (i) a Compliance Certificate executed by a Responsible Officer and (ii) a schedule of the daily and 30 day average amounts of accounts receivable and Debt outstanding during the fiscal quarter ending on the date as of which such financial statements were prepared, together the calculations necessary to demonstrate compliance with Sections 7.14 and 7.3;

         1.3 Amendment of Debt Covenant. Section 7.3 is amended in its entirety to read as follows:

                  7.3 Debt Restrictions. The Company will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except:

                  (a)  Senior Funded Debt in existence as of the Closing Date,

                  (b)  Subordinated Debt,

                  (c)  Senior Funded Debt,

                  (d)  Short Term Debt of the Company, and

                  (e) Debt under the Existing Credit Agreements which will be repaid prior to or concurrently with the making of the initial Credit Extensions hereunder;

         provided that the ratio of (x) the sum of (i) the aggregate amount of all Senior Funded Debt plus (ii) an amount equal to the lowest daily average amount of Short Term Debt outstanding for any period of 30 consecutive days during the 12 month-period ending on the last day of the most recently-completed month to (y) the sum of Consolidated Capitalization plus the amount determined pursuant to clause (x)(ii) above shall not at any time exceed the ratio set forth below during any period set forth below:

                                                              Specified
                  Period                                      Percentage
                  ------                                      ----------

                  Prior to 7/5/98                                  65%
                  7/5/98 through 12/31/98                          60%
                  1/1/99 through 10/2/99                           55%
                  10/3/99 and thereafter                           50%.


         For purposes of this Section 7.3, Debt represented by the Loans or arising under the BAs shall be considered Short Term Debt.

         1.4 Amendment to Asset Sale Covenant. Section 7.4 is amended by deleting the words "eight distribution facilities" in the parenthetical clause immediately before the proviso therein and substituting the words "ten distribution facilities" therefor.

         1.5 Addition of Covenant. The following Section 7.14 is added at the end of Section 7:

                  7.14 Minimum Asset Coverage. Not permit the ratio, as of the last day of any fiscal quarter, of (a) the daily average of all accounts receivable owed to the Company during the last 30 days of such fiscal quarter (the "Measurement Period") minus all Subordinated Debt payable to Members as of the last day of such fiscal quarter to (b) the daily average of all

         Debt (other than Subordinated Debt) outstanding during such Measurement Period to be less than the applicable ratio set forth in the table below:

         Quarter ended                                          Ratio
         -------------                                          -----

         10/3/98                                              .60 to 1
         12/31/98, 4/3/99 and 7/3/99                          .75 to 1
         10/2/99 and thereafter                               .80 to 1.

         Notwithstanding the foregoing, the Company shall not be required to comply with this Section 7.14 as of the last day of any fiscal quarter after October 2, 1999 if no Event of Default or Unmatured Event of Default exists at any time during the period from the date of the effectiveness of the First Amendment to this Agreement through October 2, 1999 (including any Event of Default arising under this Section 7.14 or any other financial test set forth in this Section 7 as of October 2, 1999 notwithstanding the fact that the existence of such Event of Default may not be known until the Company delivers its financial statements for the quarter ending on such date).

         1.6 Amendment to Default. Subsection 8.1(e) is amended by deleting the reference to "Article VIII" therein and substituting "Article VII" therefor.

         SECTION 2 Representations and Warranties. The Company represents and warrants to the Agent and the Lenders that, after giving effect hereto, (a) each representation and warranty set forth in Article V of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (b) no Event of Default or Unmatured Event of Default exists.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Agent shall have received (a) counterparts of this Amendment executed by the Company and the Required Lenders and (b) an amendment fee, for the account of each Lender which has executed and delivered to the Agent a counterpart of this Amendment prior to 5:00 p.m., Chicago time, on September 4, 1998, in an amount equal to 0.1% of such Lender's Commitment.

         SECTION 4 Miscellaneous.

         4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

         4.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

         Delivered at Chicago, Illinois, as of the day and year first above written.

                                            TRUSERV CORPORATION

                                            By:_____________________________
                                            Title:__________________________


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION,
                                              as Agent


                                            By:_____________________________
                                            Title:__________________________


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, as a
                                              Lender


                                            By:_____________________________
                                            Title:__________________________

                                            BANK OF MONTREAL


                                            By:_____________________________
                                            Title:__________________________


                                            THE FIRST NATIONAL BANK
                                            OF CHICAGO


                                            By:_____________________________
                                            Title:__________________________


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By:_____________________________
                                            Title:__________________________


                                            WACHOVIA BANK, N.A.


                                            By:_____________________________
                                            Title:__________________________


                                            THE NORTHERN TRUST COMPANY


                                            By:_____________________________
                                            Title:__________________________


                                            ABN AMRO BANK N.V.


                                            By:_____________________________
                                            Title:__________________________


                                            By:_____________________________
                                            Title:__________________________

                                            NCB MORTGAGE CORPORATION


                                            By:_____________________________
                                            Title:__________________________


                                            UMB BANK


                                            By:_____________________________
                                            Title:__________________________

                                SECOND AMENDMENT

         THIS SECOND AMENDMENT dated as of September 30, 1998 (this "Amendment") amends the Credit Agreement dated as of July 1, 1997 (as previously amended, the "Credit Agreement") among TRUSERV CORPORATION (the "Company"), various financial institutions (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company, the Lenders and the Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.7:

         1.1 Amendment to Definition of Interest Payment Date. The definition is amended by deleting the comma after the word "means" in the first line thereof and substituting "(i)" therefor.

         1.2 Addition of Definition. The following definition is added to
Section 1.1 in appropriate alphabetical sequence:

                   Year 2000 Problem means the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

         1.3 Amendment to Section 3.4. Section 3.4(c) is amended by deleting the reference to "Section 2.8" and substituting "Section 2.9" therefor.

         1.4 Addition of a Representation and Warranty. The following Section
5.16 is added at the end of Article V:

                   5.16 Year 2000 Problem. The Company and its Subsidiaries (a)
             have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such a review, program and inquiries, the Company reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect.

         1.5 Amendment to Information Covenant. Section 6.2 is amended by (i) deleting the word "and" immediately after clause (c); (ii) relettering the existing clause (d) as clause (e); and (iii) inserting the following new clause
(d):

                   (d) promptly, such information or documentation as the Agent, at the request of any Lender, may request from time to time regarding the efforts of the Company and its Subsidiaries to address the Year 2000 Problem; and

         1.6 Amendment to Merger Covenant. Section 7.5 is amended by deleting the words "or Default" and substituting the words "or Unmatured Event of Default" therefor.

         1.7 Schedule 5.7. Schedule 5.7 is hereby amended in its entirety by substituting Schedule 5.7 hereto therefor.

         SECTION 2 Representations and Warranties. The Company represents and warrants to the Agent and the Lenders that, after giving effect hereto, (a) each representation and warranty set forth in Article V of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (b) no Event of Default or Unmatured Event of Default exists.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders.

         SECTION 4  Miscellaneous.

         4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

         4.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

         Delivered at Chicago, Illinois, as of the day and year first above written.

                                            TRUSERV CORPORATION


                                            By:_____________________________
                                            Title:__________________________


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION,
                                              as Agent


                                            By:_____________________________
                                            Title:__________________________


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION, as a
                                              Lender


                                            By:_____________________________
                                            Title:__________________________


                                            BANK OF MONTREAL


                                            By:_____________________________
                                            Title:__________________________

                                            THE FIRST NATIONAL BANK
                                            OF CHICAGO


                                            By:_____________________________
                                            Title:__________________________


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By:_____________________________
                                            Title:__________________________


                                            WACHOVIA BANK, N.A.


                                            By:_____________________________
                                            Title:__________________________


                                            THE NORTHERN TRUST COMPANY


                                            By:_____________________________
                                            Title:__________________________


                                            ABN AMRO BANK N.V.


                                            By:_____________________________
                                            Title:__________________________


                                            By:_____________________________
                                            Title:__________________________


                                            NCB MORTGAGE CORPORATION


                                            By:_____________________________
                                            Title:__________________________


                                            UMB BANK


                                            By:_____________________________
                                            Title:__________________________



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